EXHIBIT 11.1

EARNINGS PER SHARE
DILUTED COMPUTATION
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
(IN MILLIONS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                 Three months ended          Nine months ended
                                    September 30,              September 30,
                                 ------------------          -----------------
                                 1998         1997         1998        1997
                                 ----         ----         ----        ----
Basis for computation of
 diluted earnings per share:

Earnings before
    extraordinary item        $      37.8  $    26.7   $     172.8  $    154.1
Extraordinary charge -
    debt retirement                   0.9        -             3.6         3.3
                              -----------  ----------  -----------  ----------
Net earnings applicable
    to common stock           $      36.9  $     26.7  $     169.2  $    150.8
                              ===========  ==========  ===========  ==========

Number of shares:

Weighted average shares
    outstanding               114,283,410  92,852,684  114,189,503  93,986,819
   Common stock equivalents       344,318     911,974      708,075     934,238
                              -----------  ----------  -----------  ----------
Total common and common
 equivalent shares
 assuming dilution         114,627,728  93,764,658  114,897,578  94,921,057
                              ===========  ==========  ===========  ==========

Diluted earnings per share:

Earnings before
 extraordinary item        $      0.33  $     0.28  $      1.50  $     1.62
Extraordinary charge -
    debt retirement                 (0.01)       -           (0.03)      (0.03)
                              -----------  ----------  -----------  ----------
Net earnings                  $      0.32  $     0.28  $      1.47  $     1.59
                              ===========  ==========  ===========  ==========

This calculation is submitted in accordance with Regulation S-K item 601(b)
(11).